EXHIBIT 10.8


                                                                   DAD17-96-0072

                                LICENSE AGREEMENT


         Effective upon execution of this agreement, as evidenced by the signature of both parties, the WALTER REED ARMY INSTITUTE OF RESEARCH (hereafter LICENSOR), as the representative of the United States of America, and JENNER TECHNOLOGIES, (hereinafter LICENSEE), a corporation of the State of California, having a principal place of business at 828 Eastbrook Court, Danville, California 94506, agree as follows:


                                    ARTICLE I

                                   BACKGROUND

         1.01 The United States of America is the owner by assignment of the entire right, title and interest to inventions described and claimed in [*].

         1.02 Under the authority of 15 United States Code 3710a and 35 United States Code section 207, LICENSOR has custody of inventions described and claimed in, and the right to issue licenses under the LICENSED PATENT APPLICATION.

         1.03 LICENSOR desires that the inventions described and claimed in the LICENSED PATENT APPLICATION be brought to the POINT OF PRACTICAL APPLICATION in the shortest possible time and made available to the public, thereby serving the public interest and broadening the potential supply bass for LICENSOR and other Government agencies.

         1.04 LICENSEE desires to obtain a non-exclusive license under the LICENSED PATENT APPLICATION for the purpose of developing and commercializing products to be used in vaccine therapy of persons with cancer.

         NOW THEREFORE, in consideration of the foregoing, including the above-cited patent licensing statutes and the mutual promises and obligations hereinafter set forth, LICENSOR and LICENSEE, intending to be lawfully bound, do hereby agree as set forth below.


                                   ARTICLE II

                                   DEFINITIONS

         2.01 Terms in this Agreement (other than names of parties and Article headings) which are set forth in upper case letters have the meanings established for such terms in the succeeding paragraphs of this ARTICLE II.










         2.02 LICENSED PATENT APPLICATION means the [*] and all divisions, continuations, continuations-in-part, and substitutions thereof; all foreign patent applications corresponding to the preceding applications; and all U.S. and foreign patents issuing on any of the preceding applications, including extensions, reissues, and reexaminations.

         2.03 LICENSED PRODUCTS AND METHODS means any and all products and methods which employ or are produced by inventions described and claimed in the LICENSED PATENT APPLICATION.

         2.04 ROYALTY-BASE PRODUCTS means any and all products which either fall within the scope of one or more VALID CLAIM of the LICENSED PATENT APPLICATION, or are produced by the practice of a method claimed in the LICENSED PATENT APPLICATION in the country of manufacture or sale by LICENSOR, its AFFILIATE(S) or sublicensees.

         2.05 LICENSED TERRITORY means the world.

         2.06 GOVERNMENT shall mean the Federal Government of the United States of America.

         2.07 LICENSOR's REPRESENTATIVE means the Command Judge Advocate, U.S. Army Medical Research and Materiel Command, ATTN: MCMR-JA, Fort Detrick, Frederick, Maryland 21702-5012.

         2.08 POINT OF PRACTICAL APPLICATION means [*] described and claimed in the LICENSED PATENT APPLICATION, under such conditions as to establish that the inventions [*] this Agreement, and to continue during the term of this Agreement [*].

         2.09 AFFILIATE(S) means any corporation, firm, partnership or other entity which, whether de jure or de facto, directly or indirectly, owns LICENSEE, is owned by LICENSEE or is under common ownership with LICENSEE to the extent of at least fifty percent (50%) of the equity having the power to vote on or direct the affairs of the entity and any corporation, firm, partnership or other entity actually controlled by LICENSEE, controlling LICENSEE or under common control of LICENSEE.

         2.10 NET SALES means the amount billed, invoiced, or received on sales of any ROYALTY-BASE PRODUCTS by LICENSEE, its AFFILIATES, and sublicensees or, in the event of disposal of any ROYALTY-BASE PRODUCTS other than as scrap prior to shipment from its place of manufacture or predisposal storage, or other than by sales, the amount billed, invoiced, or received on sales for a like quantity and quality of ROYALTY-BASE PRODUCTS to an independent third party on or about the time of such disposal, less:

                  a.   customary   trade,   quantity  or  cash   discounts   and
nonaffiliated brokers' or agents' commissions actually allowed and taken;

                  b. amounts repaid or credited by reason of rejections or returns; and

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                  c.  any  freight  or  other  transportation  costs;  insurance charges; import, export, sales taxes, duties, tariffs, and all sales and excise taxes based on sales or turnover or delivery of ROYALTY-BASE PRODUCTS subject to this Agreement.

                  Sales between or among LICENSEE and its AFFILIATE(S) or sublicensees shall be excluded from the computation of NET SALES except where such AFFILIATE(S) or sublicensees are end users, but NET SALES shall include the subsequent final sales to third parties by such AFFILIATE(S) and sublicensees.

         2.11 IMPROVEMENT means any modification of any invention, described and claimed in the LICENSED PATENT APPLICATION, provided such modification, if unlicensed, would infringe one or more claims of the LICENSED PATENT APPLICATION.

         2.12 VALID CLAIM means a claim of an issued and unexpired patent included within the LICENSED PATENT APPLICATION which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

         2.13 CONFIDENTIAL INFORMATION shall mean (i) any proprietary or, confidential information or material in tangible form disclosed in accordance with this Agreement that is marked "confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party.


                                   ARTICLE III

                                  LICENSE GRANT

         3.01 The LICENSOR grants to the LICENSEE a non-exclusive license under the LICENSED PATENT APPLICATION, with the right to grant and authorize sublicenses, to make, have made, import, use, offer for sale and sell ROYALTY-BASE PRODUCTS AND METHODS throughout the LICENSED TERRITORY for the term of this Agreement and for the purpose stated in Paragraph 1.04 of ARTICLE I. LICENSEE shall have the right to extend this license to any AFFILIATE(S) of its choice provided that it shall first notify LICENSOR in writing of the identity and relationship of any AFFILIATE(S) to be included under this Paragraph 3.01.

         3.02 No right or license is granted or implied to LICENSEE or any person claiming through LICENSEE under any patent or patent application other than that specifically identified herein as the LICENSED PATENT APPLICATION.

         3.03 The LICENSEE grants to the LICENSOR a royalty-free, nonexclusive, worldwide license to practice and have practiced on behalf of the United States, and on behalf of any foreign


                                       -3-






government or international organization pursuant to any existing or future treaty or agreement with the United States, any IMPROVEMENT made by LICENSEE for the term set forth in ARTICLE XI of this Agreement.


                                   ARTICLE IV

                              ROYALTIES AND PAYMENT

         4.01 LICENSEE shall pay LICENSOR a royalty on the NET SALES of all ROYALTY- BASE PRODUCTS of LICENSEE and its included AFFILIATE(S) and sublicensees sold to third- parties or otherwise disposed of within the LICENSED TERRITORY. The royalty rate for all ROYALTY-BASE PRODUCTS shall be [*].

         4.02 No royalty shall be payable under paragraph 4.01 above with respect to sales of ROYALTY-BASE PRODUCTS among LICENSEE and its AFFILIATE(S) or Sublicensees, nor shall a royalty be payable under this Article IV with respect to ROYALTY-BASE PRODUCTS distributed for use in research and/or development, in clinical trials, or as promotional samples.

         4.03 Royalties due under this Article IV shall be payable on a country-by-country and ROYALTY-BASE PRODUCT-by-ROYALTY-BASE PRODUCT basis until the expiration of the last-to-expire issued VALID CLAIM covering such ROYALTY-BASE PRODUCT in such country, (or if no such patent has issued in a country in which an application is pending, until the fifth anniversary of the first commercial sale of a ROYALTY-BASE PRODUCT in such country).

         4.04 If it is determined by a competent court, or by mutual agreement of the parties hereto, that LICENSEE must avoid infringement by acquiring a license from another party in the course of practicing LICENSOR's LICENSED PATENT APPLICATION, then LICENSEE may offset any amounts paid to such third party against royalties due LICENSOR, [*].

         4.05 For prototype products in the early part of the product life cycle before sales to third parties, instead of NET SALES, milestone payments shall be required at certain stages of the product development cycle. LICENSEE shall pay LICENSOR according to the following schedule:

                  a.       LICENSEE shall pay to LICENSOR [*].

                  b.       LICENSEE shall pay to LICENSOR [*].

                  c.       LICENSEE shall pay to LICENSOR [*].

         4.06 Royalties shall be payable in United States dollars, paid by check to the "Finance and Accounting Officer, U.S. Army Research Laboratory" and mailed to Commander, U.S. Army Research Laboratory, ATTN: AMSRL-OP-RM-FA-DI, 2800 Powder Mill Road, Adelphi, Maryland 20783-1145. All checks and bank drafts shall be drawn on United States banks.


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         4.07 For purposes of converting  currencies  other than U.S. Dollars to
U.S. Dollars, the current exchange rate as reported in the Wall Street Journal under the column headed "Currency Trading" and subtitled "Exchange Rates" for the last Tuesday of the calendar quarter in which the sales were made shall be used. Any and all loss of exchange, value, taxes or other expenses incurred in the transfer or conversion of other currency to United States dollars shall be paid entirely by LICENSEE.

         4.08 In the event that LICENSEE is unable, as a result of any legal or government restrictions to remit royalties from any country in the LICENSED TERRITORY in respect of sales in that country, LICENSEE shall deposit the appropriate royalties in an account in a bank in such country agreed to by LICENSOR, such agreement not to be unreasonably withheld. For as long as such a restriction applies, LICENSEE shall be relieved of any further obligations to LICENSOR in respect of such royalties except that of reporting to LICENSOR under
ARTICLE V concerning the amount of royalty payable and so deposited.

         4.09 LICENSEE shall pay royalties accrued for sales made subject to such royalties to include sales by its AFFILIATE(S) and sublicensees not later than [*]. LICENSEE shall submit with its payment the written report required in
ARTICLE V, paragraph 5.03 of this Agreement. If no royalties are due, the report shall so state. Sales shall be considered to be made, for purposes of this paragraph, when billed out, except that upon any termination of this Agreement, all shipments made on or prior thereto shall be considered as sold (and therefore subject to royalty). Royalties paid on sales of ROYALTY-BASE PRODUCTS which are not accepted by the customer shall be credited to LICENSEE.

         4.10 LICENSEE shall pay within [*] any termination of this Agreement royalties accrued or accruable for payment at the time of any such termination.

         4.11 Royalty payments not received by LICENSOR by the due date shall be subject to interest charges computed at [*].

         4.12 No royalty shall be payable under this Agreement for direct sales of ROYALTY- BASE PRODUCTS by LICENSEE to the GOVERNMENT or any of its agencies for governmental purposes or for sales made for the purpose of conducting clinical trials.


                                    ARTICLE V

                               REPORTS AND RECORDS

         5.01 LICENSEE agrees to keep records showing the sales or other disposition of ROYALTY-BASE PRODUCTS sold or otherwise disposed of under the license granted in this Agreement. Such records shall be maintained as CONFIDENTIAL INFORMATION of LICENSEE. Records should be in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined, and LICENSEE further agrees to permit its books and records to be examined, upon [*] prior written notice once per calendar year for the sole purpose of verifying the accuracy of LICENSEE's payments and compliance with this Agreement, such examination to be made at the expense of the LICENSOR by an auditor or certified public accountant appointed by LICENSOR who shall be reasonably acceptable to LICENSEE, or, at the expense of LICENSEE, by a certified public accountant appointed by LICENSEE who shall be reasonably acceptable to LICENSOR. The auditor shall enter into a reasonable confidentiality agreement with LICENSEE and shall report to LICENSOR only whether there has been a royalty underpayment and, if so, the amount thereof. Such access shall be permitted during LICENSEE'S normal business hours during the term of this Agreement and for [*] after the expiration or termination of this Agreement.

         5.02 Prior to the first commercial sale of ROYALTY-BASE PRODUCTS, LICENSEE shall provide [*] progress reports within [*] of the end of each [*] detailing its efforts, and the efforts of all AFFILIATE(S) and sublicensees, to bring the inventions licensed under this Agreement to the POINT OF PRACTICAL APPLICATION. These reports shall contain reasonably sufficient information to substantiate that LICENSEE's development plan is being executed (see Application for License to Practice Government-Owned Invention attached hereto as Appendix
A). No further annual progress reports will be required after notification of the first commercial sale of ROYALTY- BASE PRODUCTS unless otherwise requested by LICENSOR.

         5.03 Concurrently with each payment of royalties as required in ARTICLE IV, paragraph 4.09, of this Agreement, LICENSEE shall submit a written report setting forth for the preceding [*] reporting period the amount of ROYALTY-BASE PRODUCT made, used, sold or otherwise disposed of by LICENSEE and its AFFILIATE(S) and sublicensees in the LICENSED TERRITORY, the NET SALES thereof, and the amount of royalties due thereon. If no royalties are due LICENSOR for any report period, the report shall so state.

         5.04 The reports required under this ARTICLE V shall also be made within [*] of the termination of this Agreement concurrently with any payment of royalties required under ARTICLE IV, paragraph 4.10.


                                   ARTICLE VI

                                       [*]

         6.01 [*] during the term of this Agreement [*] to submission to, and approval [*], which approval shall not be unreasonably withheld. [*] shall make reference to this Agreement including those [*]. A copy of any [*] shall be furnished to [*] promptly after its execution.

         6.02 [*] paid by an [*] be payable to [*].

         6.03 Modification or termination under ARTICLE XI paragraph 11.03, or any of the provisions this Agreement shall [*], provided that [*] by advising [*], within sixty (60) days of the [*] receipt of written notice of such [*] contain provisions corresponding to those of this paragraph respecting [*] and termination and the conditions of [*].


                                   ARTICLE VII

                              LICENSEE PERFORMANCE

         7.01 LICENSEE shall expend reasonable efforts and resources to carry out the development and marketing of the inventions, described and claimed in the LICENSED PATENT APPLICATION.

         7.02 After bringing the inventions, described and claimed in the LICENSED PATENT APPLICATION, to the POINT OF PRACTICAL APPLICATION in the
LICENSED TERRITORY, LICENSEE agrees to keep LICENSED PRODUCTS AND METHODS available to the public on reasonable terms during the term of this agreement. LICENSEE shall promptly report discontinuance of its making the benefits of the inventions reasonably accessible to the public.

         7.03 Failure to comply with the terms of this ARTICLE VII shall be cause for modification or termination of this Agreement in accordance with the provisions of ARTICLE XI below.


                                  ARTICLE VIII

                                    MARKINGS

         8.01 LICENSEE and its AFFILIATES shall identify, within a reasonable period of time, ROYALTY-BASE PRODUCTS with the marking "Licensed Under U.S. Patent (number)" or "U.S. Patent Pending" as permitted or required by statute or identify product as patented in any promotional literature used.

         8.02 The name of the GOVERNMENT employee inventor(s), the name of the agency or department of the Government or any adaptation of the above shall not be used in any promotional activity without prior written approval from LICENSOR.


                                   ARTICLE IX

                               PATENT ENFORCEMENT

         9.01 LICENSOR and LICENSEE shall notify each other promptly in writing of any infringement of the LICENSED PATENT APPLICATION which becomes known to either of them. LICENSEE shall notify LICENSOR promptly of any action taken in accordance with this ARTICLE VIII to prevent or eliminate such infringement.

         9.02 Upon receipt by either party of a notice of infringement of the LICENSED PATENT APPLICATIONS, LICENSOR shall have the responsibility to, enforce the LICENSED PATENT APPLICATION. If any unlicensed third party infringes the LICENSED PATENT APPLICATION, AND LICENSOR fails to bring an action to enforce the LICENSED PATENT APPLICATION within one hundred eighty (180) days of receiving notice of such an infringement, no further royalties shall be due under this Agreement until the infringement has ceased.


                                    ARTICLE X

                              RESERVATION OF RIGHTS

         10.01 The license granted in ARTICLE III of this Agreement shall be subject to the irrevocable, royalty-free right of the GOVERNMENT to practice the inventions, described and claimed in the LICENSED PATENT APPLICATION, on behalf of the United States and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement with the United States, including the right to engage in research on inventions, described and claimed in the LICENSED PATENT APPLICATION, either alone or with one or more third parties.


                                   ARTICLE XI

                              TERM AND TERMINATION

         11.01 The term of this Agreement begins with its effective date as set forth in the heading paragraph located above ARTICLE I and, unless sooner terminated in accordance with this ARTICLE XI, shall run until the expiration of the last to expire patent within the LICENSED PATENT APPLICATION, including any extensions granted under the Patent Term Restoration Act or any other statute.

         11.02 The LICENSOR may modify or terminate this license, in whole or in part, if:

                  a. LICENSEE or any of its sublicensees fails to meet the obligations set forth in ARTICLE VII above;

                  b. The LICENSOR determines that such action is necessary to meet requirements for public use specified by Federal regulations issued after the date of this Agreement and such requirements are not reasonably satisfied by the LICENSEE;

                  c. The LICENSEE has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by this Agreement;

                  d. The LICENSEE commits a substantial breach of a covenant or agreement contained in this Agreement;

                  e. The LICENSEE defaults in making any payment or report required by this Agreement;

                  f. The LICENSEE is adjudged a bankrupt or has its assets placed in the hands of a receiver or makes any assignment or other accommodation for the benefit or creditors; or

                  g. The LICENSEE or any of its AFFILIATE(S) or sublicensee misuses the LICENSED PATENT APPLICATION.

         11.03 Prior to any modification or termination of this Agreement, other than by mutual agreement, LICENSOR shall furnish LICENSEE and any AFFILIATE(S) and sublicensees of record a written notice of intention to modify or terminate, and the LICENSEE and any notified AFFILIATE(S) and sublicensees shall be allowed ninety (90) days after the date of such notice to remedy the breach or default of any covenant or agreement of this Agreement or to show cause why this Agreement should not be modified or terminated.

         11.04 The word "termination" and cognate words, such as "term" and "terminate," used in this ARTICLE XI and elsewhere in this Agreement are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge:

                  a. LICENSEE's obligation to supply a terminal report as specified in ARTICLE V, paragraph 5.04, of this Agreement;

                  b. LICENSOR's right to receive or recover and LICENSEE's obligation to pay royalties accrued or accruable for payment at the time of any termination as specified in ARTICLE IV, paragraph 4.10, of this Agreement;

                  c. LICENSEE's obligation to maintain records and LICENSOR's right to conduct a final audit as provided in ARTICLE V of this Agreement;

                  d. Licenses, releases, and agreements of nonassertion running in favor of customers or transferees of LICENSEE in respect to ROYALTY-BASE PRODUCTS sold or transferred by LICENSEE prior to any termination and on which royalties shall have been paid as provided in ARTICLE IV of this Agreement; and

                  e. Any cause of action or claim of LICENSOR accrued or to accrue, because of any breach or default by LICENSEE.


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         11.05 Either party shall have the right to terminate  this Agreement by giving written notice thereof if the other party materially breaches the terms, covenants, and conditions hereof, and fails to correct such material breach within ninety (90) days after such party has been given written notice thereof. Such termination shall take place upon expiration of the ninety (90) day period. The notice of termination shall specify the breach alleged to have occurred.

         11.06 In the event of termination of this Agreement or conversion of the license granted hereunder, any sublicense of record granted pursuant to this Agreement may, at sublicensee's option, be converted to a license directly between sublicensee and LICENSOR in accordance with the provisions of ARTICLE VI herein.

         11.07 LICENSEE will have the right to terminate this Agreement, with or without cause, at any time effective sixty (60) days after written notice as to any patent application or patent within the LICENSED PATENT APPLICATION.

         11.08 In the event of any  termination  of this  Agreement  under  this
Article XI (other than upon expiration of the term specified in paragraph 11.01 hereof), LICENSEE, its AFFILIATE(S) and sublicensees shall be permitted for a period of ninety (90) days, to complete the sale of its existing inventory of ROYALTY-BASE PRODUCTS and LICENSOR shall be entitled to the payment of royalties as provided in Article IV, paragraph 4.10 with respect thereto.


                                   ARTICLE XII

                       ACKNOWLEDGMENTS AND REPRESENTATIONS

         12.01 LICENSOR acknowledges that: (i) it is the sole and exclusive owner of all right, title and interest in the LICENSED PATENT APPLICATION; (ii) it has the right to grant the rights and licenses granted herein, and the LICENSED PATENT APPLICATION is free and clear of any lien, encumbrance, security interest or restriction on license; (iii) it has not previously granted, and will not grant during the term of this Agreement any right, license, or interest in and to the LICENSED PATENT APPLICATION, or any portion thereof, inconsistent with the license granted to LICENSEE herein; (iv) to the best of its knowledge, no other intellectual property owned by LICENSOR is necessary to practice the LICENSED PATENT APPLICATION; and (v) there are no threatened or pending actions, suits, investigation, claims or proceedings in any way relating to the LICENSED PATENT APPLICATION.

         12.02 LICENSEE represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of California; and (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of LICENSEE.



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                                  ARTICLE XIII

                                     GENERAL

         13.01 This Agreement shall not be transferred or assigned by LICENSEE to any party other than to a successor or assignee of the entire business interest of LICENSEE without the approval of LICENSOR'S REPRESENTATIVE.

         13.02 This Agreement does not confer any immunity from or defenses under the antitrust laws, the laws and regulations pertaining to or administered by the Food and Drug Administration, or the export laws nor does it confer immunity from a charge of patent misuse. Furthermore, LICENSEE'S, AFFILIATE(S), or sublicensee's acquisition and exercise of rights hereunder are not immunized from the operation of any state or Federal law by reason of the source of the grant. This Agreement does not constitute an endorsement by LICENSOR of any ROYALTY-BASE PRODUCTS and LICENSEE shall not state or imply in any medium that such endorsement exists as the result of this Agreement.

         13.03 LICENSOR makes no warranty, express or implied, or any representations regarding the patentability, validity or scope of the LICENSED PATENT APPLICATION or that LICENSED PATENT APPLICATION may be exploited without infringing patents of third parties.

         13.04  LICENSEE,   its  AFFILIATE(S)   and   sublicensees   agree  that
ROYALTY-BASE PRODUCTS will be manufactured substantially in the United States in compliance with 35 United States Code 209(b).

         13.05 The decision of LICENSOR'S REPRESENTATIVE on any requirement, dispute, interpretation, modification, or termination of this Agreement shall be reduced to writing and a copy mailed or otherwise furnished to LICENSEE. Such decision shall be final, provided that LICENSEE may, within thirty (30) days of receiving notice of such decision, submit a written appeal through LICENSOR'S REPRESENTATIVE and the Intellectual Property Counsel of the Army to the Judge Advocate General, Department of the Army, Washington, DC 20310-2207, which appeal shall set forth in detail the decision being appealed and the basis of the appeal and may include appropriate supporting materials. Implementation of such decision shall be stayed pending a final resolution of such appeal. Pending such final resolution, LICENSEE shall proceed diligently with the performance of its obligations under this Agreement.

         13.06 Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any CONFIDENTIAL INFORMATION furnished to it by the disclosing party hereto pursuant to this Agreement, except that it can be established by the receiving party by competent proof that such CONFIDENTIAL INFORMATION:

                    i. was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                    ii. was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                    iii. became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                    iv. was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

         13.07 LICENSEE may use or disclose information disclosed to it by LICENSOR to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or governmental authorities, conducting clinical trials, acquiring potential investors who are bona fide investment banks and/or venture capital firms, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if LICENSEE is required to make any such disclosure of LICENSOR'S CONFIDENTIAL INFORMATION, other than pursuant to a confidentiality agreement, it will give reasonable notice to LICENSOR of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). LICENSEE agrees to keep records of confidentiality agreements between itself and third parties in accordance with the treatment of CONFIDENTIAL INFORMATION given in ARTICLE V, paragraph 5.01, above.

         13.08 The parties shall notify each other of any changes in name, address, or business status, and any notice or report required to be given under the provisions of this Agreement shall be considered duly given if mailed by first class mail, postage prepaid and addressed as follows:

         a.  If to LICENSOR:    Command Judge Advocate
                                U.S. Army Medical Research and Material Command
                                ATTN: MCMR-JA
                                Fort Detrick Frederick, Maryland  21702-5012

         b.  If to LICENSEE:    Jenner Technologies, Inc.
                                828 Eastbrook Court
                                Danville, California 94506
                                Attention: Anthony E. Maida, III
                                           Chief Executive Officer

         13.09 The interpretation and application of the provisions of this Agreement shall be governed by the laws of the United States as interpreted and applied by the Federal courts in the District of Columbia, United States of America.

         13.10 This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

         13.11 All prior reviews and approvals required by regulations or law have been obtained by the Command prior to the execution of this Agreement. The Command official executing this Agreement has the requisite authority to do so. Notwithstanding the delegation of authority to execute this Agreement to the individual designated, the Secretary of the Army has reserved to the Assistant Secretary of the Army (Research, Development and Acquisition) the opportunity provided by 15 U.S.C. Section 3710a(c)(5)(A), to disapprove or require the modification of this Agreement within 30 days of the date it is presented to him or her by the Command.

         13.12 Failure of any party to enforce any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition herein contained.

         13.13 Neither party shall be in default hereunder by reason of its delay in the performance of, or failure to perform, any of its obligations hereunder, other than LICENSEE'S obligations to make payments to LICENSOR in accordance with the terms of this Agreement, if such delay is caused by strikes, acts of God or the public enemy, riots, or without the fault or negligence of the other party. During the pendency of such intervening event, each of the parties shall take all reasonable steps to furnish the services required hereunder by other means, and, in any event, shall, upon termination of such intervening event, forthwith resume obligations under this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in triplicate originals by its duly authorized officers or representatives.

                                     FOR LICENSEE:


                                     Anthony E. Maida, III
                                     -----------------------------------------
                                     CEO
                                     -----------------------------------------
                                     Jenner Technologies
                                     -----------------------------------------
                                     /s/ ANTHONY E. MAIDA
                                     -----------------------------------------

                                     Dated: February 22, 1996
                                           -----------------------------------

                                     Witness: Jackie A. Field
                                             ---------------------------------
                                     Dated: 2/22/96
                                           -----------------------------------

                                     FOR LICENSOR:


                                     /s/ ERNEST T. TAKAFUJI
                                     -----------------------------------------
                                     Ernest T. Takafuji, Colonel, MC
                                     -----------------------------------------
                                     Director
                                     -----------------------------------------
                                     Walter Reed Army Institute of Research
                                     -----------------------------------------

                                     Dated: 29 March 1996
                                           -----------------------------------


                                     Witness: Marvin Rogul
                                             ---------------------------------
                                     Dated: 29 March 1996
                                           -----------------------------------



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